UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2009, DCP Midstream Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with DCP Midstream, LLC (“DCP LLC”) and two of its wholly-owned subsidiaries, DCP LP Holdings, LLC (“Holdings”) and DCP Midstream GP, LP (“DCP GP” and, collectively with DCP LLC and Holdings, “DCP”). Pursuant to the Contribution Agreement, DCP will contribute limited liability company interests representing an additional 25.1% interest in DCP East Texas Holdings, LLC (“East Texas”) to the Partnership in exchange for the issuance of 3.5 million Class D Units (as defined below) of the Partnership as described below in further detail (the “Transaction”). The closing of the Transaction is subject to satisfaction of standard closing conditions for this type of transaction, including termination of any waiting period under applicable antitrust laws. The Transaction is expected to close in April, 2009, subject to extension by Holdings for up to 45 days for the purpose of repairing or replacing to the reasonable satisfaction of the Partnership any assets destroyed or damaged by certain casualty losses as defined in the Contribution Agreement.

As mentioned above, at the closing of the Transaction the Partnership will issue an aggregate of 3.5 million Class D Units representing limited partnership interests in the Partnership (the “Class D Units”) to Holdings and DCP GP, pursuant to an amendment to the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”).  The Class D Units will not be entitled to receive distributions of Available Cash (as defined in the Partnership Agreement) with respect to any record date declared therefor prior to May 18, 2009, and will be entitled to receive distributions of Available Cash with respect to any record date declared therefor on or after May 18, 2009 and before August 17, 2009 only with respect to the actual number of days during the second fiscal quarter of the Partnership that the Class D Units are issued and outstanding. The Class D Units will otherwise generally have the same rights as the Partnership’s outstanding common units, and they will convert into the Partnership’s common units on a one-to-one basis on August 17, 2009. The Class D Units will be issued at closing in a private placement with Holdings and DCP GP in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

DCP LLC currently owns directly or indirectly (i) 100% of DCP Midstream GP, LLC, the general partner of DCP GP, which is the Partnership’s general partner, (ii) 100% of Holdings, and (iii) 100% of DCP GP. Accordingly, the conflicts committee of DCP GP’s Board of Directors recommended approval of the Transaction. The conflicts committee, a committee of independent members of DCP GP’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In recommending approval of the Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership and its unitholders.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the complete terms of the Contribution Agreement, which is expected to be filed as an exhibit to the Partnership’s Form 10-K to be filed for its fiscal year ended December 31, 2008.  Investors and other interested parties are urged to read the full text of the Contribution Agreement when it becomes available.

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2009, the Partnership announced its financial results for the fourth quarter of 2008 and year end results for 2008 pursuant to a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities

The information required under this Item 3.02 regarding the Class D Units is incorporated herein by reference to the relevant information provided under Item 1.01.

Item 7.01 Regulation FD Disclosure

On February 25, 2009, the Partnership included in its press release announcing its financial results for the fourth quarter and year ended December 31, 2008 an announcement regarding the execution of the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated February 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

February 25, 2009

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated February 25, 2009